Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-77991) of United Technologies Corporation of our report dated June 27, 2003 relating to the financial statements of the Sundstrand Corporation Rockford Factory Employee Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
June 27, 2003